SERVICING CERTIFICATE

                  ---------------------------------------------
                     PROVIDIAN HOME EQUITY LOAN TRUST 1999-1
                                CUSIP # 74407XAA9
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     Under sections 4.01 and 5.03 of the Pooling and Servicing  Agreement  dated as of April 1, 1999 by and between Providian National Bank, as Transferor and Servicer, Merrill Lynch Mortgage Investors, Inc., as Depositor, and Bankers Trust Company, as Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), Providian National Bank, as the Servicer, is required to prepare certain information each month regarding current receipts and distributions on the Providian Home Loan Asset-Backed Certificates, Series 1999-PNB1 (the "Certificates") and the performance of the Providian Home Equity Loan Trust 1999-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on July 26, 1999 (the "Distribution Date") and the performance of the Trust during the month of June 1999 (the "Collection Period") is set forth under "D" below.


     A. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement referred to above. References herein to certain subsections are references to the respective subsections of the Pooling and Servicing Agreement.

     B. The Servicer is the Servicer under the Pooling and Servicing Agreement.

     C. The undersigned is a Servicing Officer.

     D. 1. Collections received during the
           Collection Period for:
           (a) Interest                                             6,799,498.98
           (b) Principal                                           24,704,295.57
                                                                   -------------
           Total Collections                                       31,503,794.55

        2. Insurance Proceeds received during the
           Collection Period                                                0.00

        3. Net Liquidation Proceeds received during the
           Collection Period                                                0.00

        4. Transfer Deposit Amount paid by the Transferor
           pursuant to Section 2.02, 2.04, or 3.01                          0.00

        5. Floating Allocation Percentage                                 80.12%

        6. Fixed Allocation Percentage                                    98.00%

        7. Certificate Interest Collections
           (other than any investment earnings)
           for such Distribution Date                               5,447,769.90
           Investment earnings on the Collection Account               30,404.29
                                                                    ------------
           Total Certificate Interest Collections                   5,478,174.19

        8. Transferor Interest Collections                          1,351,729.08
           Transferor Principal Collections                        24,704,295.57

        9. Accelerated Principal Distribution Amount                2,688,157.51

       10. Scheduled Principal Collections Payment                          0.00

       11. Liquidation Loss Amounts                                   185,359.70
           Investor Loss Amount                                       148,510.50

       12. Cumulative amount of Liquidation Loss Amounts for such
           Distribution Date and all prior Distribution Dates         185,359.70
           Cumulative amount of Investor Loss Amounts for such
           Distribution Date and all prior Distribution Dates         148,510.50
           Aggregate Investor Loss Amount                                   0.00

       13. Total amount distributed to Certificateholders           4,996,574.38

       14. Amount of interest included in such distribution         2,308,416.87
           The related Certificate Rate or, if applicable,
           the Alternate Certificate Rate                              5.382500%

       15. Amount, if any, of overdue interest included
           in such distribution                                             0.00

       16. Remaining overdue interest on the Certificates
           after giving effect to such distribution                         0.00

       17. Amount, if any, of Unpaid Investor Loss Amount
           included in such distribution                                    0.00

       18. Amount, if any, of Unpaid Investor Loss Amount
           after giving effect to such distribution                         0.00

       19. Invested Amount,                                       500,000,000.00
           Certificate Principal Balance                          495,359,622.17
           Pool Factor, each after giving effect
           to such distribution                                       0.99071924

       20. Required Enhancement Amount                             39,628,769.77

       21. Transferor Subordinated Amount
           after giving effect to such distribution                10,000,000.00

       22. Required Overcollateralization Amount                   29,628,769.77

       23. Amount, if any, by which the Invested Amount
           exceeds the Certificate Principal Balance
          (before giving effect to such distribution)               1,952,220.32

       24. Amount, if any, by which the Invested Amount
           exceeds the Certificate Principal Balance
           (after giving effect to such distribution)               4,640,377.83

       25. Pool Balance as of the end of the preceding
           Collection Period                                      603,065,390.00

       26. Transferor's Interest Balance
           (based on the Pool Balance as of the end
           of the preceding Collection Period)
           after giving effect to such distribution               103,065,390.00

       27. Aggregate amount of Additional Balances
           created during the preceding Collection Period           3,892,437.27

       28. During the Revolving Period, the amount of
           Principal Collections and principal payment
           to be retained by the Transferor in respect of such
           Distribution Date                                       24,852,806.07

       29. Whether a Rapid Amortization Event has occurred
           since the prior Determination Date, specifying each
           such Rapid Amortization Event if one has occurred                None

       30. Whether a Servicer Default has occurred since the
           prior Determination Date, specifying each such
           Servicer Default if one has occurred                             None

       31. Guaranteed Distributions                                         0.00
           Preference Amount                                                0.00

       32. Reimbursement Amount                                             0.00

       33. Amount to be distributed to or at the direction of
           the owner of the Transferor's Interest
           pursuant to Section 6.01(a)(viii)                                0.00

       34. Servicing Fee                                              270,833.33

       35. Number of accounts and aggregate outstanding balances of Home Equity Loans, delinquent the following number of days, as of the end of the related Collection Period:

                               Number of Accounts Aggregate  Outstanding Balance
                               ----------------------------  -------------------
           30-59 days                                   247            8,603,144
           60-89 days                                    81            2,970,566
           90+ days                                      87            3,458,374

       36. Aggregate book value, as of the end of the related
           Collection Period, of any Mortgaged Property
           that was acquired by the Trust through foreclosure
           or deed in lieu of foreclosure during the
           preceding Collection Period                                      0.00

       37. Aggregate Principal Balance of Subsequent
           Home Equity Loans purchased during the
           related Collection Period                                        0.00

       38. Number of accounts and aggregate Principal Balance
           of Home Equity                                                   0.00
           Loans removed from the Trust and transferred to the
           Transferor on the related Removal Date                           0.00
           Cumulative number and aggregate Principal Balance
           of all Home Equity                                               0.00
           Loans that have been retransferred on such Removal Date
           and all prior Removal Dates.                                     0.00

       39. Draw Amount                                                      0.00

       40. Amount distributed to Certificateholders                 4,996,574.38
           (per $1,000 Original Principal Amount)                           9.99

       41. Amount of interest included in such distribution         2,308,416.87
           The related Certificate Rate or, if applicable,
           the Alternate Certificate Rate                              5.382500%
           (per $1,000 Original Principal Amount)                           4.62

       42. Amount, if any, of overdue interest included
           in such distribution                                             0.00
           (per $1,000 Original Principal Amount)                           0.00

       43. Remaining overdue interest on the Certificates
           after giving effect                                              0.00
           to such distribution (per $1,000 Original Principal Amount)      0.00

       44. Amount, if any, of principal included
           in such distribution                                     2,688,157.51
           (per $1,000 Original Principal Amount)                           5.38

       45. Amount, if any, of Unpaid Investor Loss Amount
           included in such distribution                                    0.00
           (per $1,000 Original Principal Amount)                           0.00

       46. Amount, if any, of Unpaid Investor Loss Amount
           after giving effect to such distribution                         0.00
           (per $1,000 Original Principal Amount)                           0.00



     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 21st day of July 1999.


                              PROVIDIAN NATIONAL BANK
                              as Servicer



                              By: /s/ Gwinneth Berexa
                                  --------------------
                                  Gwinneth Berexa
                                  Vice President, Securitization